UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2024

Rithm Capital Corp.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)
001-35777		45-3449660
(Commission File Number)		(IRS Employer Identification No.)

799 Broadway New York New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 850-7770

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbols:	Name of each exchange on which registered:
Common Stock, $0.01 par value per share	RITM	New York Stock Exchange
7.50% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	RITM PR A	New York Stock Exchange
7.125% Series B Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	RITM PR B	New York Stock Exchange
6.375% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	RITM PR C	New York Stock Exchange
7.00% Fixed-Rate Reset Series D Cumulative Redeemable Preferred Stock	RITM PR D	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2024, the Compensation Committee of the Board of Directors (the “Board”) of Rithm Capital Corp. (the “Company”) approved the adoption of the Rithm Capital Management LLC Long Term Incentive Plan (the “RCM Plan”). The purpose of the RCM Plan is to enable the Company to attract, retain and incentivize exceptional employees, advisors and other service providers of the Company and its subsidiaries and to enable such individuals to acquire an equity interest in, or otherwise participate in the long-term growth and financial success of, the Company and its subsidiaries. The RCM Plan will be administered by the Board (or a committee thereof). Awards granted under the RCM Plan will be evidenced by individual award agreements that provide the terms and conditions associated with such awards.

Specifically, the RCM Plan provides for grants of Class A Profits Units and Class B Profits Units in Rithm Capital Management LLC, a wholly owned subsidiary of the Company (“RCM”). The RCM Plan also allows for awards of any other class of units in RCM designated as partnership profits interests. Each award will be granted subject to a benchmark amount calculated at the time of grant with respect to each award such that the award will have no liquidation value with respect to any value below such benchmark amount.

Awards of Class B Profits Units granted under the RCM Plan that are designated as “Share-Settled Awards” will be exchangeable into shares of the Company’s common stock (“Company Shares”) in accordance with the terms and conditions set forth in the individual award agreement. To the extent that any award granted under the RCM Plan is designated as a “Share-Settled Award” and settled in the form of Company Shares, the RCM Plan is intended to operate as a sub-plan under the Rithm Capital Corp. 2023 Omnibus Incentive Plan (the “Rithm Omnibus Plan”). The number of awards authorized for issuance under the RCM Plan is not limited, provided that the maximum number of Class B Profits Units authorized for issuance under the RCM Plan may not at any time exceed the number of Company Shares then reserved and available for issuance under the Rithm Omnibus Plan.

The RCM Plan, and any award or award agreement thereunder, may be amended, suspended or terminated by the Company at any time, provided that such action may not adversely affect in any material respect the rights previously granted to any participant under any outstanding award without the participant’s consent.

On February 23, 2024, the Board also approved grants of Class B Units designated as “Share-Settled Awards” under the RCM Plan to each of Nicola Santoro Jr., our Chief Financial Officer, Chief Accounting Officer and Treasurer, and Philip Sivin, our Chief Legal Officer and Secretary. Messrs. Santoro and Sivin received time-vesting Class B Profits Units in the amounts of 51,401 and 11,682 respectively, which will vest in three equal installments following the grant date, generally subject to the executive’s continued employment through the applicable vesting date. Messrs. Santoro and Sivin also received performance-vesting Class B Profits Units in the target amounts of 51,401 and 11,682, respectively, that are subject to vesting based on the achievement of specified annual targets relating to the Company’s available for distribution return on equity (“EAD ROE”) over a three-year performance period running from January 1, 2024 through December 31, 2026, and generally subject to the executive’s continued employment through the end of the performance period. The performance-vesting Class B Profits Units may be earned between 0% and 200% of the target value of the award depending on the level of achievement of the annual EAD ROE targets.

The foregoing summary of the RCM Plan is qualified in its entirety by reference to the RCM Plan, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Rithm Capital Management LLC Long Term Incentive Plan, adopted as of February 23, 2024.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITHM CAPITAL CORP.
(Registrant)

/s/ Nicola Santoro, Jr.
Nicola Santoro, Jr.
Chief Financial Officer and Chief Accounting Officer

Date: February 26, 2024